UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2022

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Ecolab Place, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	ECL	New York Stock Exchange
2.625% Euro Notes due 2025	ECL 25	New York Stock Exchange
1.000% Euro Notes due 2024	ECL 24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)      On September 27, 2022, Ecolab Inc., a Delaware corporation (“Ecolab” or the “Company”), announced that Timothy P. Mulhere will retire from his position as executive vice president and president of Global Institutional and Specialty effective October 1, 2022. He will remain with Ecolab through a transition period and retire from the Company at the end of 2022.

(c)      On the same date, the Company also announced that Darrell Brown has been elected to the position of president and chief operating officer effective October 1, 2022. Mr. Brown, age 59, is currently serving as executive vice president and president of Ecolab’s Global Industrial Group, a position he has held since April 2019. Earlier, he was executive vice president and president of Ecolab’s Energy Services Division from January 2018 to March 2019, and executive vice president of the Global Downstream and WellChem businesses of the Energy Services Division from April 2017 to December 2017. Previously, Mr. Brown held several leadership positions within Ecolab, including executive vice president and president of Europe, executive vice president of Asia Pacific and vice president for Australia and New Zealand. Prior to joining Ecolab in 2002, Mr. Brown spent 15 years in general manager and director roles with both local Australian and multinational companies.

          Mr. Brown’s annual base salary will be increased from $625,000 to $750,000 and his target award opportunity (expressed as a percentage of base salary) under Ecolab’s annual cash incentive program will be increased from 90% to 100% in connection with his appointment. He will also continue to participate in Ecolab’s other regular compensation arrangements for executive officers. Information regarding such arrangements is included in the definitive proxy statement relating to Ecolab’s 2022 annual meeting of stockholders filed with the SEC on March 18, 2022 and is incorporated herein by reference.

          There is no transaction between Mr. Brown (and his immediate family) and Ecolab that requires disclosure in accordance with Item 404(a) of Regulation S-K.

          A copy of the News Release issued by Ecolab in connection with this report under Item 5.02(c) is attached as Exhibit 99.1.

(e)      On September 22, 2022, the Compensation and Human Capital Management Committee of the Ecolab Board of Directors approved an increase to the annual base salary of the Company’s chief financial officer, Scott Kirkland, from $600,000 to $750,000 and an increase to his target award opportunity (expressed as a percentage of base salary) under Ecolab’s annual cash incentive program from 75% to 100% effective October 1, 2022. Mr. Kirkland will also continue to participate in the other regular compensation arrangements for executive officers described in the Company’s 2022 proxy statement.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description	Method of Filing

(99.1)	Ecolab Inc. News Release dated September 27, 2022.	Filed herewith electronically.

(104)	Cover Page Interactive Data File.	Embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: September 27, 2022	By:	/s/ Timothy A. Beastrom
Timothy A. Beastrom
Assistant Secretary

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